Exhibit 21


                       Subsidiaries of the Registrant

                              December 31, 2002

                              CNB BANCORP, INC.
                     10-24 N. Main Street, P.O. Box 873
                        Gloversville, New York 12078
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CITY NATIONAL BANK AND TRUST COMPANY                 HATHAWAY AGENCY, INC.
 10-24 N. Main Street, P.O. Box 873                     7 Church Street
    Gloversville, New York 12078                 Gloversville, New York 12078
            (100% Owned)                                 (100% Owned)
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            CNB REIT CORP.
 10-24 N. Main Street, P.O. Box 873
    Gloversville, New York 12078
            (100% Owned)